EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
KMJ CORBIN & COMPANY LLP

We consent to the use in this Registration Statement of Regent’s Secret, Inc., on Form SB-2, of our report dated November 19, 2007 relating to the financial statements of Regent’s Secret, Inc. as of September 30, 2007 and  for the period from May 29, 2007 (Inception) through September 30, 2007 appearing in the Prospectus, which is part of this Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Prospectus.

Irvine, California
December 13, 2007